UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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IPIX CORPORATION

(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IPIX CORPORATION

3160 Crow Canyon Road, Fourth Floor
San Ramon, California 94583

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 4, 2004

To the Stockholders of IPIX Corporation:

The 2004 annual meeting of stockholders of IPIX Corporation (“IPIX”) will be held at the Park Vista Hotel located at 939 Ridge Lake Blvd., Memphis, Tennessee 38120 on May 4, 2004, starting at 9:00 a.m. Central Daylight Time.

At the annual meeting, the following proposals will be voted on:

1.	Election of Directors. To elect three Class II directors to serve until the 2007 annual meeting of stockholders; and

2.	Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Only stockholders who own shares of our common stock at the close of business on March 26, 2004 and holders of our Series B Preferred Stock are entitled to notice of and to vote at the annual meeting. You may vote your shares by:

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope;

•	casting your vote via the Internet at the website shown on the enclosed proxy card; or

•	dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone.

You may also vote in person at the annual meeting, even if you use one of the three options listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

By order of the Board of Directors,

Paul A. Farmer
Secretary

April 5, 2004

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
Information about the Annual Meeting
Proposal 1 — Election of Directors
Information about the Board of Directors
Beneficial Ownership of IPIX Common Stock of Principal Stockholders, Directors and Management
Executive Officers
Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Related Party Transactions
Other Matters
Appendix A
Appendix B

IPIX CORPORATION
3160 Crow Canyon Road, Fourth Floor
San Ramon, California 94583

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is provided to stockholders of IPIX Corporation in connection with the annual meeting of stockholders and any adjournments or postponements of the annual meeting. The annual meeting will be held at the Park Vista Hotel located at 939 Ridge Lake Boulevard, Memphis, Tennessee on May 4, 2004. The meeting will begin at 9:00 a.m. Central Daylight Time.

     This Proxy Statement and our annual report will be mailed to all stockholders on or about April 5, 2004. Our annual report is not a part of this Proxy Statement.

     Unless otherwise indicated, all references in this Proxy Statement to “common stock” include not only our common stock which is listed on the Nasdaq SmallCap Market, but our Class B common stock as well, which has the same voting rights as our common stock, but is not publicly traded. All references to preferred stock in this Proxy Statement refer to our Series B Preferred Stock, which is not publicly traded and has not been registered with any federal or state securities commission.

Information about the Annual Meeting

When is the annual meeting?

     Tuesday, May 4, 2004, 9:00 a.m. Central Daylight Time.

Where will the annual meeting be held?

     The Park Vista Hotel located at 939 Ridge Lake Blvd., Memphis, Tennessee 38120.

What items will be voted upon at the annual meeting?

     The election of three Class II directors to serve until the 2007 annual meeting of stockholders.

     All Stockholders present may vote on such other business as may properly come before the annual meeting or any adjournment of the annual meeting. We do not know of any other matters that will be considered at the annual meeting.

Who can vote?

     Only holders of record of our common stock and holders of our Series B Preferred Stock at the close of business on March 26, 2004 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. Holders of common stock are entitled to one vote for each share of common stock held on that date. Holders of our Series B Preferred Stock are entitled to vote on all matters submitted to the holders of common stock on an as-converted basis and on all matters submitted to the holders of Series B Preferred Stock as a separate class. As of March 1, 2004, there were 8,974,194 shares of common stock outstanding and entitled to vote. As of March 1, 2004, there were 1,003,830 shares of our Series B Preferred Stock outstanding, which shares are convertible into 9,242,762 shares of common stock. As a group, the holders of our Series B Preferred Stock have a total of 9,242,762 votes that can be cast at the annual meeting.

Am I entitled to vote if my shares are held in “street name”?

     If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. In the case of non-discretionary items, any shares not voted by your nominee will be considered as “broker non-votes.” However, there will not be any broker non-votes in connection with the meeting, because we have been informed that all the matters to be acted upon by the stockholders at the meeting are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

You may vote your shares in the following methods:

     If you are a registered stockholder (i.e., your shares are held in your own name), you may vote in the following manner:

•	Voting by Mail. You may vote by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

•	Voting via the Internet. You may vote via the Internet by visiting the website shown on the enclosed proxy card. Internet voting is also available 24 hours a day. If you vote via the Internet you should not return your proxy card.

•	Voting by Telephone. You may vote by telephone by dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone. Telephone voting is available 24 hours a day. If you vote by telephone you should not return your proxy card.

     If you return your signed proxy card or vote by phone or the Internet before the annual meeting, we will vote your shares as you direct. If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “For” the election of all of our nominees for directors. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

     If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through ADP Investor Communications Services (“ADP”) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

How do I change or revoke my proxy?

     You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.	submitting another proxy by mail, telephone or internet with a more recent date than that of the proxy first given;

2.	sending written notice of revocation to our corporate secretary at 3160 Crow Canyon Road, Fourth Floor, San Ramon, California 94583; or

3.	attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

How many votes are required?

     If a quorum is present at the annual meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy at the annual meeting.

What constitutes a “quorum” for the annual meeting?

     A majority of the outstanding shares of IPIX common stock entitled to vote at the annual meeting and the outstanding shares of Series B Preferred Stock present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the annual meeting for purposes of determining a quorum. However, abstentions do not count in the voting results. Broker non-votes are discussed below.

How will broker non-votes be treated?

     A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. We have been informed that none of the proposals described in this proxy statement is a non-discretionary item on which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. To the contrary, all such proposals are discretionary items on which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Therefore, there will not be any broker non-votes in connection with the meeting.

Who pays for the solicitation of proxies?

     We will solicit proxies on behalf of the Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as paid solicitors, may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Morrow and Company to assist in the solicitation for a fee of $5,000, plus reasonable out-of-pocket expenses.

When are stockholder proposals for the 2005 annual meeting due?

     To be considered either for inclusion in the proxy materials solicited by our directors for the 2005 annual meeting or for consideration by the stockholders at the 2005 annual meeting, proposals by stockholders must be received by us, at the attention of our corporate secretary, 3160 Crow Canyon Road, Fourth Floor, San Ramon, California 94583, no later than December 19, 2004. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

     As to any proposal that is not submitted for inclusion in our proxy statement for the 2005 annual meeting of stockholders, but is instead sought to be presented directly at the meeting, the SEC’s rules and our bylaws permit management to vote proxies in its discretion if: (1) we receive notice of the proposal before the close of business on December 19, 2004, and advise stockholders in the proxy statement about the nature and how management intends to vote on such matter; or (2) we do not receive notice of the proposal prior to the close of business on December 19, 2004. Notices of intention to present proposals at the 2005 meeting of stockholders should be sent to the attention of our corporate secretary, 3160 Crow Canyon Road, Fourth Floor, San Ramon, California 94583.

Proposal 1 — Election of Directors

     The board has nominated Laban P. Jackson, Jr., Donald W. Strickland and Andrew P. Seamons to serve as Class II directors. If any of the nominees is not available to serve as a director at the time of the annual meeting (an event which we do not now anticipate), the proxy will be voted for the election of another person that the board may designate, unless the board, in its discretion, reduces the number of directors. The remaining members of the board (Class II and Class III directors) will continue as members of the board until their respective terms expire, as indicated below.

     The amended and restated certificate of designation which fixes the relative rights, preferences and limitations of the Series B Preferred Stock provides that our board of directors shall consist of not more than seven members, up to four of whom are elected by the holders of the Series B Preferred Stock voting as separate class, and up to three of whom are elected by the holders of the common stock, voting as a separate class. Holders of our common stock will vote as a separate class for the election of Messrs. Jackson and Strickland. Holders of our Series B Preferred Stock will vote as a separate class for the election of Mr. Seamons. Information about the individuals nominated as directors and the remaining members of the board is provided below.

Nominees for Election – Class II — Terms Expiring 2007

     Laban P. Jackson, Jr., 61, has been a director of IPIX since January 2000. Mr. Jackson served as a director of Interactive Pictures Corporation from January 1989 until January 2000. Since January 1989, Mr. Jackson has served as chairman of Clear Creek Properties, a real estate development company. Mr. Jackson is a director and serves on the audit committee of BankOne Corporation and is a director of Gulf Stream Home and Garden, Inc. Mr. Jackson is a graduate of the United States Military Academy.

     Donald W. Strickland, 54, has been a director of IPIX since May 2001. Mr. Strickland has been the chief executive officer of IPIX since May 2001 and was our president from October 2000 to May 2001. From April 2000 to October 2000, Mr. Strickland served as our executive vice president. Prior to joining us, Mr. Strickland was president and chief executive officer of PictureWorks Technology, Inc. from March 1996 until March 2000. From June 1993 until March 1996, Mr. Strickland held the position of vice president, imaging and publishing at Apple Computer. Prior to joining Apple in June 1993, Mr. Strickland spent twenty years at Eastman Kodak Company where he held a succession of positions in engineering, sales, marketing and executive management. Mr. Strickland holds several degrees including a bachelor’s degree in physics from Virginia Tech, a master’s degree in physics from the University of Notre Dame, a master’s degree in optics from the University of Rochester, a master’s degree in management from the Stanford Sloan School of Management and a law degree from George Washington University.

     Andrew P. Seamons, 34, has been a director of IPIX since December 2001. Since October 2002, Mr. Seamons has been a partner of Pittco Capital Partners, a private investment firm. From September 2000 to October 2002, Mr. Seamons served as a partner of Paradigm Capital Partners, LLC. From October 1999 to September 2000, Mr. Seamons served as a vice president of Lending Tree, Inc., a North Carolina based Internet lending marketplace, where he served as general manager for that company’s business to business services organization. From July 1992 to October 1999, Mr. Seamons was a management consultant at McKinsey & Company. Mr. Seamons also serves on the board of directors of Memphis Networx, a Paradigm portfolio company and Qcept Technologies and Caboodles Cosmetics, both Pittco Capital Partners portfolio companies. Mr. Seamons holds a master’s degree in business administration from the Harvard Business School and a bachelor’s of science degree in electrical engineering from Duke University.

Incumbent Director — Class III — Terms Expiring 2005

     Michael D. Easterly, 57, has been a director of IPIX since January 2000. Mr. Easterly served as a director of Interactive Pictures Corporation from December 1999 to January 2000. Since 1994, Mr. Easterly has been chairman and is chief executive officer of Legacy Investment Group, Inc. and its broker-dealer subsidiary, Legacy Securities Corporation. Mr. Easterly is also chairman and chief manager of Legacy Lodging, L.L.C. Mr. Easterly is a member of the board of governors of The Wellington Group, LLC, a developer and operator of assisted living facilities and is a trustee and officer of Georgia State University Foundation. Mr. Easterly holds a bachelor’s of science degree from the University of Tennessee and a master’s degree in business administration from Georgia State University.

Incumbent Director — Class I — Terms Expiring 2006

     David M. Wilds, 63, has been a director of IPIX since September 2001 and has been chairman of the board of IPIX since January 2002. Mr. Wilds currently serves as managing partner of First Avenue Partners, L.P., a private equity partnership, a position he has held since 1998. From 1995 to 1998, Mr. Wilds was president of Nelson Capital Partners III, L.P., a merchant banking company. From 1990 to 1995, Mr. Wilds served as chairman of the board of Cumberland Health Systems, Inc., an owner and operator of psychiatric hospitals. Mr. Wilds is a director of Dollar General Corporation. Mr. Wilds holds a bachelor’s of arts degree from Vanderbilt University and a master’s degree in business administration from Emory University.

     Election of Messrs. Jackson and Strickland requires the affirmative vote of the holders of a plurality of the shares of common stock represented at the annual meeting. Election of Mr. Seamons requires the affirmative vote of the holders of a plurality of the shares of Series B Preferred Stock represented at the annual meeting, voting on an as-converted basis. Shares of common stock and Series B Preferred Stock represented by proxy cards returned to us will be voted for the nominees listed above unless you specify otherwise.

     The board of directors recommends a vote “FOR” each of the nominees listed above.

Information about the Board of Directors

Role of the Board

     Pursuant to Delaware law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of IPIX, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly and through discussions with our executive officers.

Board Structure

     Our board of directors consists of five members, two of whom are elected by the holders of our Series B Preferred Stock and three of whom are elected by the holders of our common stock. The holders of the Series B Preferred Stock may also appoint one Class III director to fill the position vacated by the resignation of Mr. Thomas M. Garrott and one Class I director to fill the position vacated by the resignation of Mr. Gregory S. Daily. Our board of directors is divided into three classes, with each class to be as nearly equal in number as possible. As the term of one class of directors expires, their successors are elected for a term of three years at each annual meeting of the stockholders. Messrs. Jackson, Strickland and Seamons have been nominated for terms expiring in 2007.

Meetings Attended by Directors

     In 2003, the board met 9 times. Mr. Daily only attended 42% of these meetings. No other director attended less than 75% of all of the combined total meetings of the board and the committees on which they served in 2003.

     Effective as of 2004, our directors are encouraged to attend our annual meeting of stockholders absent exceptional cause. In 2003, six of our then seven directors attended the annual meeting of stockholders.

Board Independence

     It is the policy of our board of directors that a majority of our directors be independent as defined in the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). The board of directors has determined that three directors — Laban P. Jackson, Jr., Andrew P. Seamons and David M. Wilds are independent under the NASD’s listing standards.

Board Committees

     The board of directors delegates certain of its functions to its standing audit committee, compensation committee, executive committee and nominating committee. Information regarding these committees and their members is provided below.

Audit Committee

     The audit committee of the board of directors assists the board in fulfilling its oversight responsibility relating to (i) the integrity of our financial statements and financial reporting process; (ii) our systems of internal accounting and financial controls; (iii) the annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditor’s qualifications, independence and performance; and (iv) the fulfillment of other responsibilities set out in its charter. The audit committee consists of three directors. In 2003, Messrs. Garrott, Jackson and Seamons served on the audit committee. Mr. Garrott was replaced by Mr. Easterly in February 2004. The audit committee currently consists of Messrs. Easterly, Jackson and Seamons. Messrs. Jackson and Seamons are independent as defined in the National Association of Securities Dealers, Inc.’s (the “NASD”) listing standards and meet the independence criteria set forth in the rules of the Securities Exchange Commission (the “SEC”). Mr. Easterly meets the independence criteria set forth in the rules of the SEC but is not independent as defined in the NASD listing standards because in September 2001, in connection with the closings of the sale of Series B Preferred Stock, we paid Legacy Securities, Inc., of which Mr. Easterly is the principal officer and controlling stockholder, an investment advisory fee of $200,000. Pursuant to NASD Rule 4350(d)(2)(B), our board of directors, under these exceptional and limited circumstances, has determined that membership on the audit committee by Mr. Easterly is in the best interest of the Company and its stockholders. Our board of directors has determined that one member of the audit committee, Mr. Seamons, is an audit committee financial expert as defined in the SEC’s regulations. The audit committee met four times during 2003 and held informal teleconference meetings throughout the year as deemed necessary. The audit committee operates under a written charter adopted by our board of directors. The audit committee charter is attached as Appendix A to this proxy statement.

Compensation Committee

     The compensation committee of the board of directors (i) reviews and recommends to the board the compensation and benefits of our executive officers; (ii) administers our stock option plans and employee stock purchase plan; and (iii) establishes and reviews general policies relating to compensation and employee benefits. During 2003, the compensation committee consisted of Messrs. Daily and Easterly. Messrs. Wilds and Seamons joined the committee in February 2004, and Mr. Daily is no longer a member of the committee. Messrs. Wilds and Seamons are independent as defined in the NASD’s listing standards. Mr. Easterly is not independent as defined in the NASD listing standards for the reason described above. Pursuant to NASD Rule 4350(c)(3)(C), our board of directors, under these exceptional and limited circumstances, has determined that membership on the audit committee by Mr. Easterly is in the best interest of the Company and its stockholders. No interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company. In 2003, the compensation committee met three times and held informal teleconference meetings throughout the year as deemed necessary.

Executive Committee

     The Executive Committee of the board of directors may exercise all or any of the authority of the board of directors in the management of the business and affairs of our Company, except as limited by Delaware law. The Executive Committee in 2003 consisted of Messrs. Strickland, Seamons and Wilds. The Executive Committee did not formally meet in 2003, but held informal teleconference meetings throughout the year as deemed necessary.

Nominating Committee

     The nominating committee of the board of directors will nominate candidates to stand for election to the board of directors of IPIX in the future. The nominating committee consists of Messrs. Seamons and Wilds. Each member of the nominating committee is independent as defined in the NASD’s listing standards. The nominating committee met once in 2003 to nominate the class of directors elected at the annual meeting of stockholders held in 2003. In 2004, Messrs. Seamons and Wilds will serve on the nominating committee. The nominating committee operates under a written charter adopted by our board of directors. The nominating committee charter is attached as Appendix B to this Proxy Statement.

Director Nominations

     The nominating committee screens all potential candidates in the same manner. The nominating committee’s review will typically be based on all information provided with respect to the potential candidate. The nominating committee has not established specific minimum qualifications that must be met by a nominee for a position on the board of directors or specific qualities and skills for directors.

     Apart from the normal director nomination process, the amended and restated certificate of designation which fixes the relative rights, preferences and limitations of the Series B Preferred Stock provides that up to four members of the board of directors may be elected by the holders of the Series B Preferred Stock voting as a separate class. Messrs. Seamons and Wilds currently serve as our directors representing the Series B Preferred Stockholders. Mr. Seamons has been nominated for re-election at the meeting pursuant to rights of the Series B Preferred Stockholders. Because of the size of our company and the fact that the holders of our Series B Preferred Stock are entitled to elect a majority of our directors, our board of directors has determined it not to be appropriate to have a policy with regard to the consideration of any director candidates recommended by stockholders.

Director Compensation

     Directors do not receive cash compensation for their service as members of the board of directors, although they are reimbursed for expenses in connection with attendance at board and committee meetings. Additional compensation is not provided for committee participation or special assignments of the board of directors. Each of our outside directors received an option to purchase 27,500 shares of our common stock in 2001, no options in 2002 and 25,000 shares of our common stock in 2003. The exercise price of the options is the fair market value of the common stock on the date of grant, and each option has a term of ten years and becomes exercisable within two years. From time to time, our directors may receive additional grants of options to purchase common stock.

Stockholder Communications

     Stockholders may communicate with the board of directors or any individual director regarding any matter relating to the Company that is within the responsibilities of the board of directors. Stockholders, when acting solely in such capacity, should send their communications to the board of directors or an individual director c/o corporate secretary, 3160 Crow Canyon Road, Fourth Floor, San Ramon, California 94583. The corporate secretary will discuss with the chairman of the board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the board of directors. The corporate secretary will forward a stockholder communication to the chairman of the board or individual director if such person determines that the communication meets this standard.

Beneficial Ownership of IPIX Common Stock
of Principal Stockholders, Directors and Management

     The table below shows the amount of our common stock beneficially owned by (a) each stockholder known to our management to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and named executive officers and (c) all current directors and executive officers as a group. Unless otherwise stated, the address for each person in the table is 3160 Crow Canyon Road, Fourth Floor, San Ramon, California 94583.

     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of our common stock underlying options or warrants exercisable within 60 days of April 1, 2004, but excludes shares of common stock underlying options held by other persons. We are presenting ownership information as of April 1, 2004.

Name and Address of Beneficial	Number of Shares		Percentage of
Owner	Beneficially Owned		Shares (%)(11)
Image Investor Portfolio	8,091,825	(1)	47.4
Memphis Angels, LLC	8,091,825	(1)	47.4
Paradigm Capital Equity Partners, LLC	8,091,825	(1)	47.4
Paradigm Holdings	8,091,825	(1)	47.4
Frank A McGrew, IV	8,091,825	(1)	47.4
6410 Poplar Ave.
Memphis, TN 38119
First Avenue Partners, L.P.	1,611,312	(2)	15.2
138 Second Ave, N. Suite 200
Nashville, TN 37201
eBay Inc.	980,750	(3)	10.9
2145 Hamilton Ave.
San Jose, CA 95125
Barclays Global Investors, NA	694,895	(4)	7.7
43 Fremont Street
San Francisco, CA 94105
Donald W. Strickland	396,406	(5)	4.4
Paul A. Farmer	272,912	(6)	3.0
Sarah F. Pate	341,435	(7)	3.8
Michael D. Easterly	45,833	(8)	*
Laban P. Jackson, Jr.	87,083	(9)	*
Andrew P. Seamons	42,083	(9)	*
David M. Wilds	1,653,395	(2)(9)	15.6
All directors and executive officers as a group (7) persons	2,839,147	(10)	24.0

*	Less than one percent

(1)	Based upon a Schedule 13D/A filed by Image Investor Portfolio, Memphis Angels, LLC, Paradigm Capital Equity Partners, LLC, Paradigm Holdings, and Mr. McGrew on March 26, 2002, each of these persons beneficially owns 8,091,825 shares of common stock, consisting of shares issuable upon conversion of (i) 628,830 shares of Series B preferred stock; and (ii) 250,000 shares of Series B Preferred Stock underlying the Tranche A warrants issued on May 14, 2001. Each share of Series B preferred stock is convertible into 9.2075 shares of common stock. All of the shares are held or may be acquired by Image Investor Portfolio, a separate series of Memphis Angels, LLC, a Delaware limited liability company, of which Paradigm Capital Equity Partners, LLC, a Delaware limited liability company, is the manager, of which Paradigm Holdings, a Delaware general partnership, is the managing member, of which Mr. McGrew is the managing partner. Mr. McGrew exercises shared voting and dispositive power over all of the common stock, Series B preferred stock and warrants held by Image Investor Portfolio. Mr. McGrew expressly disclaims beneficial ownership of, and pecuniary interest in, any of our securities.

(2)	Based upon a Schedule 13D/A filed by First Avenue Partners, L.P. on May 31, 2002 and includes shares of common stock issuable upon the conversion of 175,000 shares of Series B Preferred Stock.

(3)	Based upon a Schedule 13G/A filed by eBay Inc. on February 19, 2004 and includes 60,000 shares of common stock issuable upon the exercise of warrants.

(4)	Based upon a Schedule 13G filed by Barclays Global Investors, NA on February 17, 2004.

(5)	Includes 2,219 shares held in trust for the benefit of Mr. Strickland’s children and 394,187 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 272,912 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 496 shares held in trust for the benefit of Ms. Pate’s children and 340,939 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 45,833 shares of common stock issuable upon the exercise of stock options.

(9)	Includes 42,083 shares of common stock issuable upon the exercise of stock options.

(10)	Includes shares of common stock issuable upon the conversion of 175,000 shares Series B Preferred Stock and 1,180,120 shares of common stock issuable upon the exercise of stock options.

(11)	The percentage of outstanding shares beneficially owned by each person is calculated based on the outstanding shares as of March 1, 2004, plus the shares that such person has the right to acquire as of April 1, 2004 or within 60 days thereafter upon the exercise of conversion rights and options.

Executive Officers

Code of Conduct and Ethics

     We have adopted a Code of Ethics that applies to our Chief Executive Officer, the Chief Financial Officer and senior financial officers and a Code of Conduct and Ethics that applies to all employees, directors and officers. The Code of Ethics and the Code of Conduct and Ethics were filed with our 10-K on March 30, 2004, a copy of which can be obtained at www.ipix.com. The Code of Ethics may be waived for any covered person only by the board of directors. The board of directors has no present intention to permit any waiver of the Code of Ethics or the Code of Conduct and Ethics for any covered person.

Executive Compensation

     The table below sets forth summary compensation information for each of the last three fiscal years with regard to each person who served as our chief executive officer during 2003 and our most highly compensated executive officers who are referred to as named officers.

Summary Compensation Table

						Long Term-Compensation
		Annual Compensation				Restricted
				Other Annual		Stock	Securities	All Other
Name and Principal Position		Salary	Bonus	Compensation		Awards	Underlying	Compensation
	Year	($)	($)	($)		($) (1)	Options	($)
Donald W. Strickland	2003	334,992	—	1,711	(2)	—	50,000	—
President and Chief	2002	334,992	—	1,711	(2)	—		331,557 (4)
Executive Officer	2001	320,413	—	4,700	(2)	59,138	325,000	—
Paul A. Farmer (3)	2003	225,000	97,500	750	(2)	—	50,000
Chief Financial Officer	2002	225,000	15,000	480	(2)	—	—	—
	2001	112,500	37,500	—		—	250,000	—
Sarah F. Pate	2003	225,000	183,331	480	(2)		50,000
Executive Vice President	2002	225,000	118,282	480	(2)	—	50,000	—
and General Manager – Ad	2001	210,000	137,113	480	(2)	40,014	250,000	—
Technologies

(1)	In 2001, we implemented an “Option Exchange Program” that was open to all employees. These amounts reflect the value of the shares of restricted stock issued to the named officers who participated in the program.

(2)	This amount consists of taxable income to the named executive for life insurance premiums we paid on behalf of the named executive.

(3)	Mr. Farmer joined us as chief financial officer in June 2001.

(4)	Represents forgiveness of a promissory note due from Mr. Strickland to us and associated income taxes. In September 1996, Mr. Strickland, the then president and chief executive officer of Pictureworks Technology, Inc., in connection with his employment agreement, purchased 39,339 shares of common stock of Pictureworks, in exchange for a full recourse promissory note in the amount of $126,000. We acquired Pictureworks in April 2000.

Interest on the note accrued semiannually at a 6.74% annual rate. The note and accrued interest ($52,000) were forgiven effective January 2, 2002. We also made a one-time payment to the federal, state and local taxing authorities on Mr. Strickland’s behalf of $153,557 to pay for all federal, state and local income and employment taxes with respect to the forgiveness of the loan.

     The table below sets forth information regarding stock option holdings held by the named officers as of December 31, 2003.

Stock Option Grants in the Fiscal Year ended December 31, 2003

	Individual Grants				Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
	Number of	Percentage of Total			Appreciation for
	Securities	Options Granted to	Exercise or		Option Term(1)
	Underlying Option	Employees in	Base Price	Expiration
	Granted	Fiscal 2003	($/Share)	Date	5% ($)	10% ($)
Donald W. Strickland	50,000	3.00%	1.07	1/3/2013	33,646	85,265
Paul A. Farmer	50,000	3.00%	1.07	1/3/2013	33,646	85,265
Sarah F. Pate	50,000	3.00%	1.07	1/3/2013	33,646	85,265

(1)	Assumes increases in the fair market value of the common stock of 5% and 10% per year from the exercise price over the terms of the options in compliance with the rules and regulations of the Securities and Exchange Commission, and does not represent our estimate or projection of the future value of the common stock. The actual value realized may be greater or less than the potential realizable values presented in the table.

Stock Option Exercise and Values for Fiscal Year ended December 31, 2003

			Number of Shares		Value of Unexercised
	Shares		Underlying		In-the-Money
	Acquired on	Value	Unexercised Options		Options
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald W. Strickland(1)	—	—	364,941	50,083	$469,500.00	$53,500.00
Paul A. Farmer(1)	—	—	237,494	62,506	$316,500.00	$53,500.00
Sarah F. Pate(1)	—	—	311,751	50,027	$417,500.00	$53,000.00

(1)	No officers exercised options in 2003.

     The table below sets forth information relating to our shareholder approved compensation plans as of the end of 2003:

			Number of
			securities
			remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercises of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan Category	(a)	(b)	(c)
2001 Equity Compensation	3,000,545	$1.63	3,043,651
2000 Equity Compensation	232,672	$22.99	—
1998 Employee, Director and Consultant Stock Option	24,941	$286.23	—
1997 Equity Compensation	21,484	$113.01	—
Prior option plans	20,374	$24.52	—
Employee Stock Purchase	—	—	533,106

Total	3,300,016	$6.29	3,576,757

Employment and Severance Agreements

     We have employment agreements with each of Mr. Strickland, Mr. Farmer and Mrs. Pate in order to assure their continued service.

     Donald W. Strickland. IPIX entered into an employment agreement with Mr. Strickland on July 1, 2001 which contains the terms of Mr. Strickland’s employment with IPIX. The employment agreement provides that Mr. Strickland will serve as president and chief executive officer of IPIX until such time as either IPIX or Mr. Strickland terminates the employment agreement. The employment agreement provides that Mr. Strickland will receive a base salary of $335,000 per year and will be eligible for an annual bonus of up to fifty percent (50%) of his base salary. We may terminate Mr. Strickland’s employment agreement with or without cause; however, if we terminate the agreement without cause, or if Mr. Strickland resigns for good reason, he is entitled to a severance payment equal to six (6) months of his annual base salary. In the event Mr. Strickland is terminated without cause or resigns for good reason within two (2) years of a change of control, Mr. Strickland is entitled to payment of six (6) months of his annual salary within ten (10) days of the change of control. This agreement replaces Mr. Strickland’s previous employment agreement which provided for, among other things, severance of twelve (12) months of his annual base salary in such events.

     Paul A. Farmer. IPIX entered into an employment agreement with Mr. Farmer on July 1, 2001 which contains the terms of Mr. Farmer’s employment with IPIX. The employment agreement provides that Mr. Farmer will serve as chief financial officer of IPIX until such time as either IPIX or Mr. Farmer terminates the employment agreement. The employment agreement provides that Mr. Farmer will receive a base salary of $225,000 per year and will be eligible for an annual bonus of up to fifty percent (50%) of his base salary. We may terminate Mr. Farmer’s employment agreement with or without cause; however, if we terminate the agreement without cause, or if Mr. Farmer resigns for good reason, he is entitled to a severance payment equal to six (6) months of his annual base salary. In the event Mr. Farmer is terminated without cause or resigns for good reason within two (2) years of a change of control, Mr. Farmer is entitled to payment of six (6) months of his annual salary within ten (10) days of the change of control.

     Sarah F. Pate. IPIX entered into an employment agreement with Mrs. Pate on July 1, 2001 which contains the terms of Mrs. Pate’s employment with IPIX. The employment agreement provides that Mrs. Pate will serve as Executive Vice President and General Manager of the Ad Technologies Group of IPIX until such time as either IPIX or Mrs. Pate terminates the employment agreement. The employment agreement provides that Mrs. Pate will receive a base salary of $225,000 per year and will be eligible for an annual bonus of up to one-hundred percent (100%) of her base salary. We may terminate Mrs. Pate’s employment agreement with or without cause; however, if we terminate the agreement without cause, or if Mrs. Pate resigns for good reason, she is entitled to a severance payment equal to six (6) months of her annual base salary. In the event Mrs. Pate is terminated without cause or resigns for good reason within two (2) years of a change of control, Mrs. Pate is entitled to payment of six (6) months of her annual salary within ten (10) days of the change of control.

Report of the Audit Committee

     The audit committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2003. The audit committee has also discussed with our independent auditors, PricewaterhouseCoopers LLP, or PWC, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditors and their related entities and the Company and its related entities which, in the auditors’ professional judgment, reasonably may be thought to bear on the auditors’ independence, and the letter from the independent auditors confirming that, in their professional judgment, they are independent from the Company and its related entities, and has discussed with the auditors the auditors’ independence from the Company. The Audit Committee has, based on its review and discussions with management of our 2003 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K.

     We have taken additional steps to ensure the independence of our independent auditor. The audit committee requires that the lead and concurring partners assigned to the audit of our consolidated financial statements are rotated off the independent auditor’s audit engagement at least every five years. The board of directors, upon the recommendation of the audit committee, also has adopted a policy restricting the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of our consolidated financial statements.

     In addition to retaining PWC to audit our consolidated financial statements for 2003, IPIX retained PWC to provide advisory, auditing, and consulting services in 2003. We understand the need for PWC to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of PWC, our audit committee has restricted the non-audit services that PWC may provide to us primarily to tax services and audit services and determined that we would obtain non-audit services from PWC only when the services offered by PWC are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. These determinations are among the key practices adopted by the audit committee, effective January 1, 2003.

     The audit committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by PWC after January 1, 2003. Specifically, the committee pre-approved the use of PWC for the following categories of non-audit service: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the committee also set a specific annual limit on the amount of such services which we would obtain from PWC and required management to report the specific engagements to the committee on a quarterly basis, and also obtain specific pre-approval from the committee chairman for any engagement. These and other policies and procedures are detailed in the audit committee’s written charter.

The following summary discloses all of the fees billed by and/or paid to PWC during 2003 and 2002 for the following services:

Fees	2003	2002
Audit Fees	$249,000	$325,000
Audit Related Fees	37,000	40,000
Tax Fees	89,000	54,000
All Other Fees	—	—
Total	$375,000	$419,000

     In the above information, in accordance with SEC definitions and rules, “audit fees” are fees IPIX paid PWC for professional services for the audit of IPIX’s consolidated financial statements, included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed by PWC for assurance and related services, primarily audits of 401(k) benefit plans, that are reasonably related to the performance of the audit or review of IPIX’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees billed by PWC to IPIX for any services not included in the first three categories.

     The audit committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. Under this policy, any audit or non-audit service performed by the independent auditor must receive either specific or general pre-approval by the audit committee. Specific pre-approval is the action whereby the audit committee explicitly pre-approves the engagement of the independent auditor to perform specific audit or non-audit services. General pre-approval entails the pre-approval of the engagement of the independent auditor to perform services pursuant to pre-approval policies and procedures established by the audit committee that are detailed as to the specific types of services so pre-approved. Any service performed by the independent auditor that exceeds its pre-approved fee level must receive specific pre-approval by the audit committee. 100% of the services provided by PWC during 2003 were approved by the audit committee pursuant to this policy.

     Based on the audit committee’s recommendation, the board reappointed PWC to serve as independent accountants and to audit our financial statements for 2003. Representatives of PWC are not expected to be present at the stockholders’ meeting. The audit committee has reviewed the services provided by PWC during 2003 and the fees related to those services and has concluded that the provision of those services is compatible with maintaining PWC’s independence. Independent accountants for the current fiscal year will be appointed by the Board at its May 2004 meeting.

Audit Committee,

Michael D. Easterly
Laban P. Jackson, Jr.
Andrew P. Seamons

Report of the Compensation Committee on Executive Compensation

     The following is a report of the compensation committee of the board of directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2003. The compensation committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the board of directors concerning the granting of awards under our stock plans.

     For the fiscal year ended December 31, 2003, the process utilized by the compensation committee in determining executive compensation levels was based on competitive salary survey data previously obtained from Watson Wyatt, an independent compensation consulting firm and the subjective judgment of the compensation committee. Among the factors considered by the compensation committee were the recommendations of the chief executive officer with respect to the compensation of our key executive officers. However, the compensation committee made the final compensation decisions concerning those officers.

General Compensation Policy

     Our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the board to have a portion of each executive’s compensation contingent upon our financial performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the board establishes from time to time and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

     The summary below describes in more detail the factors which we consider in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

     The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure.

Cash-Based Incentive Compensation

     Cash bonuses are awarded to executive officers based upon a performance based plan measured by their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as revenue growth, revenue diversification, earnings growth, expense reduction and improved gross margins.

Long-Term Incentive Compensation

     We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans take the form of stock options, restricted stock awards and stock purchase rights designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities as well as industry practices and standards. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

     Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The number of awards granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice. Accordingly, the award grant will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the award term.

Compensation of the Chief Executive Officer

     Donald W. Strickland was appointed our chief executive officer in May 2001. The compensation committee determined Mr. Strickland’s base salary after evaluating a number of factors, including Mr. Strickland’s then current salary, salaries of chief executive officers of other public companies of similar size in the industry and Mr. Strickland’s performance in general. Mr. Strickland’s base salary in 2003 remained unchanged from 2001 at $335,000. We did not pay Mr. Strickland any cash bonuses in 2003.

Deductibility of Executive Compensation

     The compensation committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the compensation committee believes that options granted under our stock option plans to these officers will meet the requirements for qualifying as performance-based, the compensation committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

Compensation Committee,

Michael D. Easterly
Andrew P. Seamons
David M. Wilds

Compensation Committee Interlocks and Insider Participation

     Messrs. Easterly and Daily served during fiscal year 2003 as members of the compensation committee of the board of directors. Messrs. Seamons and Wilds joined the committee in February 2004. None of these persons are or have been an officer or employee of ours. None of our executive officers have served as a director or member of the compensation committee of any other entity whose executive officers served on our board of directors or compensation committee.

Performance Graph

     The graph below compares our performance since our initial public offering with the performance of the Nasdaq index and the ISDEX, an index featuring 50 publicly traded Internet companies with representation from twelve Internet sectors. It reflects an investment of $100.00 on August 25, 1999, the day our stock became publicly traded.

Total Return Analysis

	8/25/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

IPIX Corporation	$100.00	$236.61	$13.84	$3.01	$1.50	$2.51
ISDEX	$100.00	$167.83	$70.47	$35.28	$21.04	$39.85
Nasdaq Composite	$100.00	$145.18	$88.14	$69.58	$47.64	$71.46

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Due to the complexity of the reporting rules, we have instituted procedures to assist our officers and directors with these obligations. Based solely on our review of the copies of these forms received by us or representations from certain reporting persons, we believe that SEC beneficial ownership reporting requirements for 2003 were met.

Related Party Transactions

     Affiliates of ours entered into the following transactions during fiscal year 2003:

Transactions with eBay Inc.

     Pursuant to an agreement dated April 19, 2000, as amended, we provided to eBay, Inc., which beneficially owns more than 10% of the Company’s common stock, image management services to eBay’s on-line auction Web sites. Pursuant to that agreement, we issued eBay a warrant to purchase 60,000 shares of common stock at an exercise price of $203.80 per share. The warrant expires on April 19, 2010. Under this agreement, as amended, the Company generated revenue of $6,048,000, $13,368,000 and $25,087,000 for the years ended December 31, 2001, 2002 and 2003, respectively. As announced in June 2003, we amended the then current commercial agreement with eBay to include a one-time $8,000,000 license fee from eBay for IPIX Rimfire technology and other services. We no longer provide any products or services to eBay.

     Under the eBay agreement, we were required to pay marketing fees to eBay of $16,000,000 over a two-year period. As of September 26, 2001, we had paid $9,500,000 of the $16,000,000 commitment and agreed to extend the additional $6,500,000 of payments through September 2003. In accordance with EITF 01-09, $1,000,000 and $1,500,000 of these fees was offset against revenue which amount represented the excess over the fair value of the benefit received during the years ended December 31, 2002 and 2003, respectively.

     In 2001 and 2002, we sold to eBay, and eBay leased back to us, certain computer equipment utilized to provide image management services to eBay and other customers. The purchase price for the equipment was approximately $5,334,000. The transactions resulted in no gain or loss to us. In 2001, 2002 and 2003, we paid eBay $194,000, $2,373,000 and $1,994,000, respectively, pursuant to these lease schedules. In 2003, we returned the underlying equipment, with a net carrying amount of $906,000, associated with these lease obligations and eBay forgave the remaining balances due of $1,083,000. The resulting gain of $177,000 was recognized in cost of revenues in the statement of operations because the underlying equipment was used to generate eBay service revenues.

Other Matters

     The board of directors knows of no matters other than those discussed in this proxy statement which will be presented at the annual meeting. However, if any other matters are properly brought before the annual meeting, if a quorum is present, those stockholders present will be afforded the opportunity to vote on the matter in their discretion.

     We will mail without charge, a copy of our annual report on Form 10-K, including any amendments, for the year ended December 31, 2003, as filed with the SEC. Requests for a copy of the Form 10-K should be directed to IPIX Corporation, 3160 Crow Canyon Road, Fourth Floor, San Ramon, California 94583, Attention: Investor Relations; (925) 242-4002.

BY ORDER OF THE BOARD OF DIRECTORS

Paul A. Farmer
Secretary

Appendix A

IPIX CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of IPIX Corporation (the “Company”) and the audits of the Company’s financial statements. In furtherance of this purpose, the Audit Committee shall assist the Board of Directors (the “Board”) of the Company in monitoring and overseeing (1) the integrity of the Company’s financial statements and related disclosures, (2) the qualifications, independence, and performance of the Company’s independent auditor, and (3) the Company’s compliance with applicable legal requirements and its business conduct policies.

Composition and Qualifications

The Audit Committee shall consist of at least three members. The members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating Committee, and may be replaced by the Board.

The members of the Audit Committee shall meet the independence, experience, and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”), and the rules of the Nasdaq Stock Market. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s independent auditor or outside counsel to attend any meeting of the Audit Committee or to meet with any of its members or advisors. The Audit Committee shall make regular reports of its meetings to the Board.

Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The Audit Committee shall preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the exception for de minimis non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent that it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its responsibilities.

In addition, the Audit Committee, to the extent that it deems necessary or appropriate, shall:

Oversight of Financial Statements and Related Disclosures

1.	Prior to the filing of the Company’s quarterly report on Form 10-Q, review and discuss with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditor’s review of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the quarterly report.

2.	Prior to the commencement of the audit of the Company’s annual financial statements, review and discuss with management and the independent auditor the scope, schedule, and staffing of the audit.

3.	Prior to the filing of the Company’s annual report on Form 10-K, review and discuss with management and the independent auditor the Company’s audited annual financial statements (including the results of the independent auditor’s audit of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report, and recommend to the Board whether the audited annual financial statements should be included in the annual report.

4.	Discuss with the independent auditor all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditor with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements.

5.	Discuss with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material internal control deficiencies or weaknesses.

6.	Review and discuss with management and the independent auditor the reports from the independent auditor covering:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(c)	other material written communications between the independent auditor and management, including any engagement letter, independence letter, management representation letter, schedule of unadjusted audit differences, listing of adjustments and reclassifications not recorded, management letter, and report on observations and recommendations on internal controls.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties with management encountered in performing the audit (such as restrictions on the scope of the independent auditor’s activities or on its access to requested information) and any significant disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

8.	Discuss with the independent auditor any material communications between the audit engagement team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement.

9.	Discuss with management the Company’s disclosure controls and procedures and its internal control over financial reporting, including management’s most recent evaluation, with the participation of the Company’s chief executive officer and chief financial officer, of (a) the effectiveness of the disclosure controls and procedures as of the end of each fiscal quarter, (b) the effectiveness of the internal control over financial reporting as of the end of each fiscal year, and (c) any change in the internal control over financial reporting that occurred during each fiscal quarter that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting.

10.	Discuss with management (a) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, in each case based on management’s most recent evaluation of the Company’s internal control over financial reporting.

11.	Discuss with management in advance the Company’s earnings press releases and earnings guidance. Discuss with management other financial information that the Company provides to securities analysts, credit rating agencies, and others. The Audit Committee need not discuss in advance each instance in which the Company provides such other financial information; instead, the discussion may take the form of a general discussion of the types of information to be disclosed and the types of presentations to be made.

12.	Discuss with management the Company’s disclosure or release of non-GAAP financial measures commonly referred to as “pro forma” or “adjusted” financial information. The Audit Committee need not discuss in advance each instance in which the Company discloses or releases non-GAAP financial measures; rather, the discussion may take the form of a general discussion of the Company’s use of non-GAAP financial measures in its disclosures and releases.

13.	Discuss with management and the independent auditor the effect of material off-balance sheet arrangements on the Company’s financial statements.

14.	Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines.

15.	Discuss with management and the independent auditor any accounting or other regulatory initiatives, correspondence with governmental or other regulatory agencies, and published reports that raise issues that may have a material effect on the Company’s financial statements.

Oversight of Relationship with Independent Auditor

16.	Obtain and review a report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (d) any steps taken to deal with any issues described in the two preceding clauses, and (e) all relationships between the independent auditor and the Company.

17.	Inquire as to the independence of the independent auditor; obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may impact the objectivity and independence of the independent auditor; and otherwise take such actions as are appropriate to oversee the independence of the independent auditor.

18.	Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In making this evaluation, the Audit Committee shall take into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

19.	Review and evaluate the lead partner on the independent auditor’s audit engagement team.

20.	Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor’s audit engagement team as necessary to assure the independence of the independent auditor.

21.	Recommend to the Board a policy for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company to assure the independence of the independent auditor.

22.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditor on a regular basis.

Oversight of Internal Controls Testing by the Company

23.	Review and discuss with management and the independent auditor the scope of the Company’s internal control testing and the staff used to perform the tests.

24.	Review the reports to management prepared by the Company’s internal control testing staff and management’s responses to such reports.

Oversight of Compliance with Legal Requirements and Business Conduct Policies

25.	Discuss with the Company’s legal counsel (a) any legal matter that may have a material effect on the Company’s financial statements, (b) any instance of material non-compliance with applicable legal requirements, and (c) any instance of material non-compliance with the Company’s business conduct policies.

26.	Obtain from the independent auditor its assurance that Section 10A(b) of the Exchange Act has not been implicated.

27.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of their concerns regarding questionable accounting or auditing matters.

28.	Review and approve all related party transactions, regardless of the dollar amount thereof, as contemplated in Item 404(a) of Regulation S-K.

Miscellaneous Responsibilities

29.	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

30.	Investigate, with the assistance of any advisors that its deems appropriate, any matter brought to its attention that is within the scope of the Audit Committee’s authority and responsibilities.

31.	Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent auditor.

Appendix B

IPIX CORPORATION

NOMINATING COMMITTEE CHARTER

Purpose

The purpose of the Nominating Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in nominating candidates to serve as directors of IPIX Corporation (the “Company”). In furtherance of this purpose, the Committee shall identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend the director nominees to the Board.

Committee Membership

The Committee shall consist of at least two members. The members of the Committee shall be appointed and may be replaced by the Board. The members of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market.

Meetings

The Committee shall meet as often as it determines, but not less frequently than annually. The Committee shall make regular reports to the Board.

Authority and Responsibilities

The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board, consistent with criteria approved by the Board. The Committee shall recommend the director nominees to the Board. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms. Notwithstanding the foregoing, the Committee’s oversight of director nominations shall not apply in cases where the right to nominate a director legally belongs to a third party.

REVOCABLE PROXY

IPIX CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2004
9:00 A.M. Central Daylight Time

Park Vista Hotel

939 Ridge Lake Blvd.
Memphis, TN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE MAY 4, 2004 ANNUAL MEETING OF THE STOCKHOLDERS

The undersigned hereby appoints Donald W. Strickland, Paul A. Farmer and Sarah F. Pate or any of them, as proxies, each with full power of substitution, to represent the undersigned and vote for and on behalf of the undersigned the number of shares of Common Stock and/or Class B Common Stock of IPIX Corporation held of record on March 26, 2004 and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 4, 2004 at 9:00 A.M., Central Daylight Time, at the Park Vista Hotel, 939 Ridge Lake Blvd., Memphis, Tennessee, and at any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

Δ TO VOTE BY MAIL, PLEASE DETACH HERE Δ

The shares of stock represented by this proxy will be voted as specified below, unless otherwise directed. The undersigned hereby revokes and proxy or proxies heretofore given for such stock and ratifies and confirms all that the above-named proxies or their substitutes may lawfully do by virtue hereof.	Please mark vote as indicated in this example	☒

BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING DIRECTORS.

FOR all
	nominees	WITHHOLD
	listed above	AUTHORITY
	(except as	to vote for
	marked to the	the nominees
	contrary)	listed above		YES	NO
1. Election of Directors Nominees: 01. Laban P. Jackson, Jr. 02. Donald W. Strickland	☐	☐	Please indicate if you plan to attend the Stockholder Meeting.	☐	☐

Exceptions

In their discretion, the holders of this proxy are authorized to vote upon such other business as may come before the meeting.

Date:	, 2004

Signature

Signature (if held jointly)

Title (if applicable)

Print Name(s) of Stockholder(s)

No. of Shares Voted:

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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— TO VOTE BY MAIL, PLEASE DETACH HERE —

VOTE BY TELEPHONE OR INTERNET

QUICK – – – EASY – – – IMMEDIATE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR. press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.
When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvotin.com/IPIX

IF YOU VOTE BY PHONE OR INTERNET — DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Call — Toll Free — On a Touch-Telephone 1-800-542-2494 There is NO CHARGE to you for this call	CONTROL NUMBER for Telephone/Internet Voting